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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 19, 2005

                         FEDFIRST FINANCIAL CORPORATION
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         United States                  0-51153                25-1828028
         -------------                  -------                ----------
(State or other jurisdiction of       (Commission             (IRS Employer
incorporation or organization)        File Number)          Identification No.)

              Donner at Sixth Street, Monessen, Pennsylvania 15062
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (724) 684-6800
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
              ------------------------------------------

         On September 9, 2005, FedFirst Financial Corporation (the "Company") and its wholly-owned subsidiary, First Federal Savings Bank (the "Bank"), entered into a Retirement Agreement and General Release with Peter D. Griffith (the "Retirement Agreement"). The terms of the Retirement Agreement provide that Mr. Griffith shall retire as President, Chief Executive Officer and director of the Company and the Bank effective September 9, 2005. The material terms of the agreement also include that:

        o   Mr. Griffith shall receive a single payment of $340,950, less taxes;
        o Mr. Griffith shall receive title to the automobile the Bank has provided for his use during his employment;
        o The agreement will not affect Mr. Griffith's rights under the Executive Supplemental Retirement Agreement dated June 30, 1999
            (the "SERP"), the Executive Life Insurance Endorsement Method
            Split Dollar Agreement dated June 30, 1999, the Consulting Agreement between Mr. Griffith and the Bank dated June 30, 1999 (the "Consulting Agreement"), and the First Federal Savings Bank 401(k) plan, except that (i) the SERP shall be amended to reflect a normal retirement age equal to Mr. Griffith's age at September 30, 2005 and
            (ii) the Consulting Agreement shall be amended to provide for payment of not more than $148,500 in equal monthly installments from October 1, 2005 through the month in which Griffith turns 68;
        o Mr. Griffith may elect to continue coverage under any employee welfare benefit plan sponsored by the Company or the Bank. If Mr. Griffith elects to continue health and dental insurance coverage under COBRA, the Bank shall pay the cost of such coverage through February 2006 with respect to Mr. Griffith and through July 2006 with respect to his spouse;
        o Upon Mr. Griffith turning 65, the Bank shall pay up to $212 per month for Mr. Griffith's medicare supplement coverage. If the Bank discontinues the medicare supplement program, the Bank shall pay Mr. Griffith $212 per month for the remainder of his life;
        o Mr. Griffith agreed (i) to release the Company and the Bank from any claims relating to his employment or retirement and (ii) not to disclose certain confidential or proprietary business information; and
        o   The agreement terminates automatically upon Mr. Griffith's death.

         A copy of the Retirement Agreement will be filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ending September 30, 2005.

ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
              ----------------------------------------------

         Pursuant to the Retirement Agreement, the Employment Agreement by and among the Company, the Bank and Peter D. Griffith dated April 6, 2005 (the "Employment Agreement"), was terminated as of September 9, 2005. A description of the material terms of the Employment Agreement was previously provided in the Company's Registration Statement on Form SB-2 (File No. 333-121405) filed with the Securities and Exchange Commission on December 17, 2004, and is incorporated herein by reference.


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ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
              ---------------------------------------------------------
              DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
              --------------------------------------------

         Effective September 19, 2005, John G. Robinson was appointed to serve as President and Chief Executive Officer of the Company and the Bank. Before joining the Company, Mr. Robinson, 55, served as Senior Vice President of PNC Bank, Pittsburgh, from June 2001 to June 2005. Prior to serving as Senior Vice President, Mr. Robinson was Vice President of PNC Bank, Pittsburgh from 1986 to 2001.

         Effective September 19, 2005, Mr. Robinson was also appointed to the Boards of Directors of the Company and the Bank to serve in the class of directors with terms expiring in 2006. It is not currently expected that Mr. Robinson will be named to serve on any of the committees of the Company's Board of Directors.

         Effective September 19, 2005, Patrick G. O'Brien was appointed to serve as Executive Vice President and Chief Operating Officer of the Company and the Bank. Mr. O'Brien, 44, served as Regional President and Senior Lender--Commercial Lending with WesBanco Bank, Inc., Washington, PA, from March 2002 to August 2005. Before serving with WesBanco Bank, Mr. O'Brien was Senior Vice President of Commercial Lending with Wheeling National Bank, Washington, Pennsylvania, from August 1999 to March 2002.

         On September 9, 2005, Peter D. Griffith retired as President, Chief Executive Officer and director of the Company and the Bank.

         The press release announcing the appointment of Mr. Robinson and Mr. O'Brien and the retirement of Mr. Griffith is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
              ---------------------------------

         (c)  Exhibits

              Number            Description
              ------            -----------

               99.1             Press Release dated September 19, 2005




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    FEDFIRST FINANCIAL CORPORATION




Date: September 19, 2005            By: /s/ John G. Robinson
                                        ---------------------------------------
                                        John G. Robinson
                                        President and Chief Executive Officer





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